UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

REGI U.S., Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7520 N. Market Street, Suite 10, Spokane, WA. 99217

(Address of Principal Executive Offices) (Zip Code)

509-470-1040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	RGUS	OTC

Item 4.01

Changes in Registrant’s Certifying Accountant

On July 13th, 2020, Fruci & Associates II, PLLC and Regi U.S., Inc. voluntarily agreed to cease a client-auditor relationship effective this date. (Commission File No. 000-52711)

During the most recent fiscal years ended April 30, 2018 and April 30, 2019, Fruci’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10K’s for the years ended April 30th, 2018 & 2019 included a going concern qualification.

During the periods referred to above, (a) there were no disagreements between the Company and Fruci on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Fruci would have caused Fruci to make reference to the subject matter of the disagreement in connection with its reports of the Company’s financial statements; and (b) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On July 13th, 2020, the Company provided Fruci with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Fruci furnish it with a letter addressed to the securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, date July 14, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On July 14th, 2020, Regi U.S., Inc. will voluntarily cease to report audited financials to the SEC and will

Convert its position with the OTC: from a QB listed company to a Pink, Limited Reporting Company, on July 31st, 2020.

All actions referred to above were approved by a unanimous vote of Regi U.S., Inc., board of directors on June 30th, 2020

Item 9.01 Financial Statements and Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from Fruci and Associates II, PLLC dated July 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGI U.S., Inc.

By	/s/ Paul W. Chute
Name: Title:	Paul W. Chute Chief Executive Officer

Date: July 16th, 2020